                                                              AUSTIN, TEXAS
                                                             (512) 499-3800
                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION       CHICAGO, ILLINOIS
                                                             (312) 425-3900

                              901 15TH STREET N.W.            DALLAS, TEXAS
                                    SUITE 900                (214) 855-4500
                           WASHINGTON, D.C. 20005-2301
                                                             HOUSTON, TEXAS
                                                             (713) 951-3300
                                 (202) 326-1500
                            FACSIMILE (202) 326-1555     LOS ANGELES, CALIFORNIA
                                                             (310) 820-8800
 Richard S. Garabedian           www.jenkens.com
    (202) 326-1511                                         NEW YORK, NEW YORK
rgarabedian@jenkens.com                                      (212) 704-6000

                                                          PASADENA, CALIFORNIA
                                                             (626) 578-7400

                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000


                                December 4, 2003

The Board of Directors
K-Fed Bancorp
Kaiser Federal Bank
1359 N. Grand Avenue
Covina, California 91724

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Dear Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement to be filed on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 relating to the 4,562,625 shares of Common Stock of K-Fed Bancorp (the "Company"), par value $.01 per share, to be issued. As counsel, we have reviewed the Charter of the Company and such other documents as we have deemed appropriate for the purpose of this opinion. We are rendering this opinion as of the time the Registration Statement referred to above becomes effective.

     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when sold, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     We consent to the use of this opinion, to the incorporation by reference of this opinion as an exhibit to the Registration Statement on Form S-1 and to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "Legal and Tax Opinions" and "Tax Effects of the Stock Offering" in the Prospectus included in this Form S-1. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION



The Board of Directors
December 4, 2003
Page 2


                            Very truly yours,

                            /s/ Jenkens & Gilchrist, a Professional Corporation

                            Jenkens & Gilchrist, a Professional Corporation